                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                            Valmont Industries, Inc.
 ........................................................................
                (Name of Registrant as Specified In Its Charter)
                                Terry J. McClain
 ........................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
    ....................................................................
    2) Aggregate number of securities to which transaction applies:
    ....................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ....................................................................
    4) Proposed maximum aggregate value of transaction:
    ....................................................................
    5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by
    registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    ....................................................................
    2) Form, Schedule or Registration Statement No.:
    ....................................................................
    3) Filing Party:
    ....................................................................
    4) Date Filed
    ....................................................................

                                 PROXY STATEMENT
                                     FOR THE
                                 APRIL 26, 2000
                          ANNUAL SHAREHOLDERS' MEETING

Dear Shareholder:

         You are cordially invited to attend Valmont's Annual Meeting of Shareholders on April 26, 2000 at 2:00 P.M. The meeting wi4ll be held in the Lecture Hall of the Joslyn Art Museum at 2200 Dodge Street in Omaha. You may enter the building through the atrium entrance on the east side.

         The formal meeting of Shareholders will be followed by a review of Valmont's business operations for 1999 and the first quarter of 2000, as well as our outlook for the future. Following the meeting, you are invited to an informal reception where you can visit with the Directors and Officers about the activities of the Company.

         If you cannot attend the meeting in person, please vote your shares by proxy. Please complete, sign and date the enclosed proxy card and return it in the postage paid envelope. Your prompt return of the card will help your Company avoid additional solicitation costs. Your vote is important, either in person or by proxy.

         I look forward to seeing you at our Annual Meeting.

                                        Sincerely,

                                        /s/ Mogens C. Bay

                                        Mogens C. Bay
                                        Chairman and Chief Executive Officer

                            VALMONT INDUSTRIES, INC.
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

         Notice is hereby given that the Annual Meeting of Shareholders of Valmont Industries, Inc., a Delaware corporation, will be held at the Joslyn Art Museum, 2200 Dodge St., Omaha, Nebraska 68102, on Wednesday, April 26, 2000 at 2:00 p.m. local time for the purpose of:

         (1) Electing three directors of the Company to three year terms.

         (2) Ratifying the appointment of Deloitte & Touche LLP as independent accountants for fiscal 2000.

         (3) Transacting such other business as may properly come before the meeting.

         Shareholders of record at the close of business on March 3, 2000 are entitled to vote at this meeting. If you do not expect to be present at the Annual Meeting and wish your shares to be voted, please complete, sign, date and mail the enclosed proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Thomas P. Egan, Jr.

                                          Thomas P. Egan, Jr.
                                          Secretary
                                          Omaha, Nebraska  68154
                                          March 24, 2000

                                 PROXY STATEMENT

To Our Shareholders:

         The Board of Directors of Valmont Industries, Inc. solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on Wednesday, April 26, 2000, or at any adjournments thereof.

         At the close of business on March 3, 2000, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 23,316,298 shares of the Company's common stock. There were no preferred shares outstanding. All holders of common stock are entitled to one vote for each share of stock held by them.

         Shares of common stock represented by a properly signed and returned proxy, including shares represented by broker non-votes or abstaining from voting, will be treated as present at the meeting for the purpose of determining a quorum. Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes will not affect the election of Directors.

         The proposal to ratify the appointment of the accountants requires the affirmative vote of a majority of shares present in person or represented by proxy. Abstentions will have the same effect as a vote against this proposal. Broker non-votes on this proposal are treated as shares for which voting power has been withheld by the beneficial holders of those shares and therefore will not be counted as votes for or against this proposal.

         Any shareholder giving a proxy may revoke it before the meeting by mailing a signed instrument revoking the proxy to: Corporate Secretary, Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154-5215. To be effective, the revocation must be received by the Secretary before the date of the meeting. A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.

         The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, shall be borne by the Company. This proxy statement and proxy card are being mailed to shareholders on or about March 24, 2000.

                              CERTAIN SHAREHOLDERS

         The following table sets forth, as of March 3, 2000, the number of shares beneficially owned by (i) persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding common stock, (ii) directors and named executive officers and (iii) all directors and executive officers as a group.


                                                             AMOUNT AND NATURE
     NAME AND ADDRESS OF                                  OF BENEFICIAL OWNERSHIP              PERCENT
       BENEFICIAL OWNER                                     MARCH 3, 2000  (1)                OF CLASS (2)
----------------------------------------------------------------------------------------------------------
Robert B. Daugherty                                               7,119,568                      30.5%
  Ocean Reef
  Key Largo, FL  33037

Shapiro Capital Management Company, Inc. (3)                      2,435,591                      10.4%
   3060 Peachtree Road, N.W.
   Atlanta, GA  30305

Mogens C. Bay                                                       707,893                       3.0%
Charles M. Harper                                                   104,000
John E. Jones                                                        38,000
Thomas F. Madison                                                    53,230
Charles D. Peebler, Jr.                                              25,000
Bruce Rohde                                                          26,000
Walter Scott, Jr.                                                    80,000
Kenneth E. Stinson                                                   40,000
Vincent T. Corso                                                     81,101
Thomas P. Egan, Jr.                                                  98,641
Terry J. McClain                                                    178,767
E. Robert Meaney                                                     79,343

All Executive Officers and Directors
  As Group (15 persons)                                           8,934,656                      38.3%


(1) Includes shares which the directors and executive officers have, or within 60 days of March 3, 2000 will have, the right to acquire through the exercise of stock options, as follows: 12,000 shares each for Messrs. Daugherty and Stinson; 20,000 shares each for Messrs. Harper, Jones, Madison and Scott; and 4,000 shares each for Messrs. Peebler and Rohde; and 413,335, 57,334, 36,001, 66,489 and 41,863 shares for Messrs. Bay, Corso,
     Egan, McClain and Meaney respectively; and 774,121 shares for all executive officers and directors as a group.

(2) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares common stock.

(3) This information is based on a Schedule 13G filed with the Securities and Exchange Commission in February 2000.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of nine members. Mr. Harper is retiring as a Director effective with the 2000 Annual Meeting of Shareholders. Consequently, following the 2000 Annual Meeting of Shareholders, the Company's Board of Directors will be composed of eight members, divided into three classes. Each class serves for three years on a staggered term basis. Of the Directors of the Company, only Mr. Bay is an employee of the Company.

         Three Directors have terms of office that expire at the 2000 Annual Meeting. They have been nominated by the Board of Directors for re-election to three-year terms. These nominees are:

                                 Robert B. Daugherty
                                 Charles D. Peebler, Jr.
                                 Kenneth E. Stinson

         Unless authority to vote for directors is withheld, the shares represented by the enclosed proxy will be voted for the election of the nominees named above. In the event any of such nominees becomes unavailable for election, the proxy holders will have discretionary authority to vote the proxies for a substitute. The Board of Directors has no reason to believe that any such nominee will be unavailable to serve.

NOMINEES FOR ELECTION - TERMS EXPIRE 2003:

ROBERT B. DAUGHERTY, Age 78, Chairman Emeritus of the Company since December 1996; Chairman of the Board of the Company from March 1947 to December 1996.

Served as Director of Company continuously since March 1947.
Valmont Stock: 7,119,568 shares

CHARLES D. PEEBLER, JR., Age 63, Chairman Emeritus of True North Communications, Inc. since May 1999 and Managing Director of Plum Holdings, L.P. Previously, President of True North Communications, Inc. and Chairman and Chief Executive Officer of True North Diversified Companies; Director, American Tool Companies, Inc., DreamLife, Inc., True North Communications, Inc., and Youbet.com, Inc.

Served as Director of Company continuously since February 1999.
Valmont Stock: 25,000 shares

KENNETH E. STINSON, Age 57 , Chairman and Chief Executive Officer of Peter Kiewit Sons', Inc. since March 1998. Chairman and Chief Executive Officer of Kiewit Construction Group, Inc. from April 1994 to March 1998. Director, ConAgra, Inc., Level 3 Communications, Inc. and Peter Kiewit Sons', Inc.

Served as Director of Company continuously since December 1996.
Valmont Stock: 40,000 shares

CONTINUING DIRECTORS - TERMS EXPIRE 2002:

MOGENS C. BAY, Age 51, Chairman and Chief Executive Officer of the Company since January 1997. President and Chief Executive Officer of the Company from August 1993 to December 1996. Director, ConAgra, Inc. and Peter Kiewit Sons', Inc.

Served as Director of Company continuously since October 1993.
Valmont Stock: 707,893 shares

JOHN E. JONES, Age 65, Retired Chairman, President and Chief Executive Officer of CBI Industries, Inc. Director, Allied Products Corporation, Amsted Industries Incorporated, NICOR Inc. and BWAY Corp.

Served as Director of Company continuously since April 1993.
Valmont Stock: 38,000 shares

WALTER SCOTT, JR., Age 68, Chairman of Level 3 Communications, Inc. since March 1998. Previously, Chairman of the Board and President of Peter Kiewit Sons', Inc. Director, Berkshire Hathaway, Inc., Commonwealth Telephone Enterprises, Inc., ConAgra, Inc., Level 3 Communications, Inc., MidAmerican Energy Holdings Company, Peter Kiewit Sons', Inc., and RCN Corporation.

Served as Director of Company continuously since April 1981.
Valmont Stock: 80,000 shares

CONTINUING DIRECTORS - TERMS EXPIRE 2001:

THOMAS F. MADISON, Age 64, President of MLM Partners since January 1993; Chairman of Communications Holdings, Inc. since September 1996. Previously, President - Markets of U S WEST Communications and Vice Chairman and Office of CEO of Minnesota Mutual Life Insurance Company; Director, ACI Telecentrics, Aon Insurance Advisory Board, Communications Holdings, Inc., Delaware Group of Mutual Funds, Digital River, Inc., LHS Health Systems, Minnegasco Advisory Board, and Span Link.

Served as Director of Company continuously since June 1987.
Valmont Stock: 53,230 shares

BRUCE ROHDE, Age 51, Chairman and CEO of ConAgra, Inc. since September 1998. President, Vice Chairman and Chief Executive Officer of ConAgra, Inc. from September 1997 to September 1998. President and Vice Chairman of ConAgra, Inc. from August 1996 to September 1997. Previously, President of McGrath, North, Mullin & Kratz, P.C. Director, ConAgra, Inc.

Served as Director of Company continuously since February 1999.
Valmont Stock: 36,000 shares

(1) Messrs. Harper (Chairman), Madison and Peebler were members of the Compensation Committee which met two times during 1999. The Compensation Committee, composed of directors who are not employees of the Company, directs the administration of various management incentive plans; takes action upon or makes recommendations to the Board of Directors on salary changes for certain key management personnel; and takes action upon or makes recommendations to the Board of Directors concerning certain employee benefit plan matters.

     Messrs. Scott (Chairman), Jones and Stinson were members of the Audit Committee which met three times during the last fiscal year. The Audit Committee, composed of directors who are not employees of the Company, assists the Board by reviewing (1) the financial statements of the Company,
     (2) the independence and performance of the Company's independent auditors, and (3) the compliance by the Company with legal and regulatory requirements. The Audit Committee also recommends selection of the independent auditors; reviews matters pertaining to the audit, systems of internal control and accounting policies and procedures; has approval authority with respect to services provided by the independent auditors; and directs and supervises investigations into matters within the scope of its duties.

     The Company does not have a standing Nominating Committee.

(2) The Board of Directors held five meetings during the last fiscal year. During 1999, non-employee directors were paid an annual fee of $25,000 plus $2,000 for each board meeting and $1,000 for each committee meeting attended. Committee chairmen receive an additional $6,000 per year. Messrs. Harper, Jones, Peebler and Scott have elected to receive their fees in the form of deferred compensation. The deferred fees accrue interest indexed to U.S. Government bonds, compounded monthly. Mr. Bay does not receive director or meeting fees.

(3) Pursuant to the stockholder approved 1999 Stock Plan, each non-employee director receives (i) an annual award of 2,000 shares of common stock of the company and (ii) an annual award of a nonqualified stock option for 4,000 shares of common stock exercisable at the fair market value of the Company's common stock on the date of grant. These awards are made annually on the date of and following completion of Valmont's Annual Shareholders' Meeting. The common stock award will be forfeited if the director's services terminate for any reason other than death, retirement from the board at the mandatory retirement age, or resignation or failure to stand for re-election, in any such case without the prior approval of the board.

(4) See "Certain Shareholders" for additional information on stock ownership.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table provides information on the annual and long-term compensation for services paid by the Company to the Chief Executive Officer and the four highest paid executive officers for the three fiscal years ended December 25, 1999.

                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation               Long-Term Compensation
                                               -------------------               ----------------------
                                                                              Awards       Payouts             All
                                                                              ------       -------             ---
          Name and                                                           Number of       LTIP              Other
       Principal Position             Year      Salary ($)    Bonus ($)    Options (#)    Payouts ($)      Comp. ($) (1)
       ------------------             ----      ----------    ---------    -----------    -----------      -------------
Mogens C. Bay                         1999       624,000        661,600      200,000                0          70,683
   Chairman and                       1998       600,461              0      100,000          231,407          37,434
   Chief Executive Officer            1997       551,923        368,086      100,000          755,630         114,238

Vincent T. Corso                      1999       275,000        281,250       60,000                0          30,013
   Sr. Vice President and             1998       234,615         15,743       60,000           57,096          13,835
   Chief Operating Officer            1997       205,769        150,622       30,000          168,758          33,287

Terry J. McClain                      1999       229,900        222,425       50,000                0          24,660
   Sr. Vice President and             1998       220,190              0       50,000           57,096          12,478
   Chief Financial Officer            1997       200,769        131,238       30,000          191,777          36,083

E. Robert Meaney                      1999       218,400        163,800       20,000                0          21,447
   Sr. Vice President -               1998       210,162              0       20,000           64,810          12,374
   International                      1997       210,000         24,890       10,000          230,119          30,227

Thomas P. Egan, Jr.                   1999       179,322        107,593        5,000                0          16,203
   Vice President, Corporate          1998       171,749              0        4,000           40,113           9,534
   Counsel and Secretary              1997       165,254         53,617        4,000          111,180          22,403


(1) Amounts represent the Company's contribution under the Valmont Employee Retirement Savings Plan and related Restoration Plan.

                     STOCK OPTION GRANTS IN FISCAL YEAR 1999

         The following table provides information on 1999 stock option grants to executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 1999.


                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                 Annual Rates of
                                                                                            Stock Price Appreciation
                                               Individual Grants                               for Option Term (3)

-----------------------------------------------------------------------                       -----------------
                                                  % of Total
                                                    Options
                                                  Granted to      Exercise
                           Date       Options    Employees In     Price ($)   Expiration
       Name               Granted    Granted      Fiscal Year     Per Share      Date         5% ($)       10% ($)
       ----               -------    -------      -----------     ---------      ----         ------       -------
Mogens C. Bay (1)         2/23/99    100,000         12.1%       12.9375        2/22/09      813,632      2,061,904
Mogens C. Bay (1)        12/13/99    100,000         12.1%       16.6880       12/12/09    1,049,136      2,658,507
Vincent T. Corso (1)     12/13/99     60,000          7.3%       16.6880       12/12/09      629,482      1,595,104
Terry J. McClain (1)     12/13/99     50,000          6.0%       16.6880       12/12/09      524,568      1,329,254
E. Robert Meaney (2)      5/18/99      5,465          0.7%       16.3750       12/19/05       33,932         78,202
E. Robert Meaney (2)      5/18/99      3,717          0.5%       16.3750        2/29/04       16,010         35,183
E. Robert Meaney (1)     12/13/99     20,000          2.4%       16.6880       12/12/09      209,827        531,701
Thomas P. Egan, Jr. (2)   5/18/99      1,505          0.2%       16.3750       12/17/99          712          1,410
Thomas P. Egan, Jr. (1)  12/13/99      5,000          0.6%       16.6880       12/12/09       52,457        132,925
-------------------------------------------------------------------------------------------------------------------
All Shares Outstanding (4)                                                               245,105,295    621,144,941


(1) Options become exercisable in three equal annual installments commencing on the first anniversary of the grant, or on the fifth anniversary of the grant.
(2) Replacement options become exercisable six months following the grant. These options were issued pursuant to the 1988 and 1996 Stock Plans upon stock-for-stock option exercises as reflected in the Options Exercised table on page 10.
(3) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise) so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.
(4) All shares outstanding represent the increase in total Company shareholder value if the stock price and assumed rates used in the stock option assumptions are achieved over a ten year option period multiplied by the number of shares outstanding at the end of fiscal 1999 (23,354,497).

        OPTIONS EXERCISED IN FISCAL YEAR 1999 AND FISCAL YEAR END VALUES

         The following table provides information on the exercise of stock options during fiscal 1999 and the status of unexercised stock options at the end of the year for the executive officers named in the Summary Compensation Table.


                                                                                          Value of Unexercised
                                                             Number of Unexercised       In-The-Money Options
                              Shares                          Options at FY-End (#)          at FY-End ($) (2)
                           Acquired On       Value            ---------------------          -----------------
                            Exercise (#)  Realized ($)(1)  Exercisable   Unexercisable  Exercisable  Unexercisable
                            ------------  ---------------  ------------  -------------  -----------  -------------
Mogens C. Bay                   3,846          5,531        380,001        399,999      1,645,000      268,750
Vincent T. Corso                    0              0         57,334        151,666        190,003       27,497
Terry J. McClain                    0              0         66,489        118,333         34,837            0
E. Robert Meaney               11,905         67,977         38,530         43,999              0       21,664
Thomas P. Egan, Jr.             2,667         29,004         36,001         13,999        186,000            0


(1) Value realized is the difference between the closing price of the Company's Common Stock on the day of exercise and the option exercise price multiplied by the number of shares.

(2) Value is the difference between the closing price of the Company's Common Stock on the last trading day of fiscal 1999 and the option exercise price of the in-the-money options multiplied by the number of in-the-money options.

             LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL YEAR 1999

The following table provides information on the long-term incentive program awards granted to the executive officers named in the Summary Compensation Table during fiscal year 1999.


                                                        Performance            Estimated Future Payouts under
                                   Number Of             or Other                Non-Stock Price-Based Plans
                                 Shares, Units         Period Until              ---------------------------
                                   or Other            Maturation or       Threshold      Target         Maximum
                                  Rights (#)              Payout              ($)           ($)            ($)
                                  ----------              ------              ---           ---            ---
Mogens C. Bay                        1 Unit                (1)            140,400         280,800       617,760
Mogens C. Bay                        1 Unit                (2)            140,400         280,800       617,760
Vincent T. Corso                     1 Unit                (1)             41,250          82,500       181,500
Vincent T. Corso                     1 Unit                (2)             41,250          82,500       181,500
Terry J. McClain                     1 Unit                (1)             34,485          68,970       151,734
Terry J. McClain                     1 Unit                (2)             34,485          68,970       151,734
E. Robert Meaney                     1 Unit                (1)             32,760          65,520       144,144
E. Robert Meaney                     1 Unit                (2)             32,760          65,520       144,144
Thomas P. Egan, Jr.                  1 Unit                (1)             21,450          42,900        94,380
Thomas P. Egan, Jr.                  1 Unit                (2)             21,450          42,900        94,380


(1) Awards are for the two-year award cycle ending in 2000.

(2) Awards are for the three-year cycle ending in 2001.

See "Compensation Committee Report on Executive Compensation - Long-Term Performance Incentives" for a description of the award program.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         Valmont's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the "Committee"). The Committee during 1999 consisted of three Directors who are not employees of the Company. The Committee's determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with the Board of Directors.

         The Committee has implemented compensation policies, plans and programs which seek to enhance shareholder value by aligning the financial interests of the executive officers with those of the Company's shareholders. Annual base salaries are generally set at competitive median levels. The Company relies on annual and long-term incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate, business unit and individual performance. The plans are designed to provide an incentive to management to grow earnings, provide quality returns on investment, enhance shareholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to assure their linkage to the current strategies and needs of the business. The Company's programs have been designed so that compensation paid to named executive officers in 1999 will be deductible under the Internal Revenue Code's compensation limits for deductibility.

         Valmont's executive compensation is based on four components, each of which is intended to support the overall compensation philosophy.

         BASE SALARY. Base salary is targeted at the median level for industrial manufacturing companies of similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

         The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's human resources staff under the ultimate direction of the Chief Executive Officer based on peer group and national surveys of industrial manufacturing organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. In addition, the Committee annually reviews information provided by independent compensation consultants concerning salary competitiveness. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contributions in directing the long-term success of the Company and its businesses.

         The Committee increased the Chief Executive Officer's salary in December 1999 to the current level of $650,000 per year. The salary increase reflected the Committee's desire to reward Mr. Bay for his performance in managing the Company in 1999 and his contribution to the Company's performance.

         ANNUAL INCENTIVES. The Company's short-term incentives are paid pursuant to programs established under the stockholder approved Executive Incentive Plan. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business. Accordingly, the programs provide for target performance levels based upon the Company's earnings per share or the respective business unit's net operating income after tax less a cost of capital. A minimum threshold level must be met before any awards are earned. Individual award targets are based on a pre-determined percentage of beginning of year base salary considering the individual's position and the Committee's assessment of the individual's expected contribution in such position. Participants, thresholds and specific performance levels are established by the Committee at the beginning of each fiscal year.

         The Committee approved participation including six executive officers in the programs for 1999. Based on performance levels achieved during 1999, the Committee approved aggregate bonus payments of $4,605,556. The annual incentive of $661,600 paid to the Chief Executive Officer for 1999 was based on pre-established performance goals.

         LONG-TERM PERFORMANCE INCENTIVES. Long-term performance incentives for senior management employees are provided through long-term performance share programs ("Programs") established under the stockholder approved Executive Incentive Plan and through the 1988, 1996 and 1999 Stock Plans. The current programs operate on two and three-year award cycles. The Committee selects participants, establishes target awards, and determines a performance matrix (based on return on equity, return on invested capital, net earnings and other selected factors) at the beginning of each award cycle. The performance matrix provides for the performance shares to be increased or decreased in number based on greater or lesser levels of performance. Earned performance shares are then valued at the company's stock price at the end of the performance period. The Committee approves the number of performance shares to be paid following a review of results at the end of each performance cycle. Awards may be paid in cash or in shares of common stock or any combination of cash and stock.

         The Committee previously selected the six executive officers that participated in the award cycle ending in 1999. Based on performance goals previously established by the Committee, no payments were made for 1999. During 1999, the Committee selected the participants and established the performance goals for the 1999-2000 and 1999-2001 award cycles. The performance goals for the cycles ending in 2000 and 2001 are based on the company's return on net assets.

         STOCK INCENTIVES. Long-term stock incentives are provided through grants of stock options and restricted stock to executive officers and other key employees pursuant to the stockholder approved 1988, 1996 and 1999 Stock Plans (all referenced hereafter as the "Plan"). The stock component of compensation is intended to retain and motivate employees to improve long-term shareholder value. Stock options are granted at the prevailing market value and have value only if the Company's stock price increases. Stock options vest beginning on the first anniversary of the grant in equal amounts over three years or on the fifth anniversary of the grant. Employees must be employed by the Company at the time of vesting in order to exercise the options. The Committee believes this element of the total compensation program directly links the participant's interests with those of the shareholders and the long-term performance of the Company.

         The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The Options Exercised table on page 10 reflects the shares acquired by certain executive officers during 1999. The table on page 4 reflects the ownership position of the directors and executive officers at March 3, 2000. Outstanding performance by an individual executive officer is recognized through larger option grants. The Committee, in determining grants of stock options under the Plan, also reviews and considers the executive's history of retaining shares previously obtained through the exercise of prior options.

         The Committee granted options for an aggregate of 762,250 shares to 152 employees during 1999, including options for an aggregate of 350,000 shares to the executive officers. The Chief Executive Officer was granted non-qualified options in February 1999 to acquire 100,000 shares and in December 1999 to acquire 100,000 shares. The number of shares awarded in the 1999 grants recognizes the performance of the business over the last five years under Mr. Bay's leadership and his performance in managing the Company during the difficult agricultural cycle.

         Restricted stock grants are also a part of the Company's long-term stock incentives. Restricted stock awards will be issued when performance results and the strategic needs of the business so warrant. There were no restricted stock awards in 1997, 1998 or 1999 to executive officers.

         The Committee believes that the programs described above provide compensation that is competitive with comparable manufacturing companies, links executive and shareholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and shareholder value.

                                 COMPENSATION COMMITTEE
                                     Charles M. Harper, Chairman
                                     Thomas F. Madison
                                     Charles D. Peebler, Jr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPHS

         The graph below compares the yearly change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns of the S&P Small Cap 600 Index and an index consisting of a combination of the S&P Manufacturing (Diversified) and Machinery (Diversified) indexes for the five year period ended December 31, 1999. The graph assumes that the value of the investment in Valmont Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.



                                                                 INDEXED RETURNS
                                                Base              Years Ending
                                                Period
Company / Index                                     1994        1995        1996         1997        1998        1999
--------------------------------------------------------------------------------------------------------------------------
VALMONT INDUSTRIES                                  100          147.53      248.54       237.59      171.74      202.09
S&P SMALLCAP 600 INDEX                              100          129.96      157.67       198.01      195.42      219.66
MANUFACTURING/MACHINERY INDEX                       100          132.09      174.18       213.84      227.94      271.69


                              INDEPENDENT AUDITORS

         The firm of Deloitte & Touche LLP ("Deloitte") has been appointed by the Board of Directors to conduct the 2000 audit of the Company's financial statements. The same firm conducted the 1998 and 1999 audits. The Board of Directors requests that shareholders ratify this appointment. A representative from Deloitte will be present at the Shareholders' Meeting and will have the opportunity to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than November 22, 2000 in order to be considered for inclusion in the proxy statement for such meeting.

         The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety nor more than one hundred twenty days prior to the meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

                                  OTHER MATTERS

         The Board of Directors does not know of any matter, other than those described above, that may be presented for action at the Annual Meeting of Shareholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Thomas P. Egan, Jr.

                                      Thomas P. Egan, Jr.
                                      Secretary
                                      Valmont Industries, Inc.

[Valmont Logo]    ONE VALMONT PLAZA
                  OMAHA, NEBRASKA
                  68154-5215 USA
                  PHONE 402.963.1000
                  FAX 402.963.1199

                  www.valmont.com

                                      PROXY
                            VALMONT INDUSTRIES, INC.
         PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2000

The undersigned hereby constitutes and appoints Mogens C. Bay and Robert B. Daugherty, or any substitute appointed by them, the undersigned's agents, attorneys and proxies to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Valmont Industries, Inc., to be held at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska 68102, on April 26, 2000 at 2:00 p.m. local time, or at any adjournments thereof.

     1)  ELECTION OF DIRECTORS

         [ ] FOR all nominees listed below (except as designated to the contrary below).
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
                                   Robert B. Daugherty
                                   Charles D. Peebler, Jr.
                                   Kenneth E. Stinson

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

--------------------------------------------------------------------------------
     2) PROPOSAL to ratify the appointment of Deloitte & Touche LLP as independent accountants for fiscal 2000.
                [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

     3) IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

Dated this ___ day of _____________, 2000.  Signature___________________________

                                            Signature___________________________

                                            (When signing as attorney, executor,
                                            administrator, trustee, guardian or
                                            conservator, designate full title.
                                            All joint tenants must sign.)